UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of Principal Executive Offices)		(Zip Code)

(609) 359-3020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Antares Pharma, Inc. (the “Company”) was held on June 13, 2019. The following proposals, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 26, 2019, were voted on at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. The nominees for election as Class III directors of the Company’s Board of Directors, each for a three year term, were elected based upon the following vote:

Nominee	For	Withheld	Broker Non-Votes
Robert F. Apple	69,331,168	4,723,572	74,305,079
Thomas J. Garrity	59,911,007	14,143,733	74,305,079
Dr. Karen L. Smith	70,169,942	3,884,798	74,305,079

2. The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,088,698	8,430,199	535,843	74,305,079

3. The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
142,920,697	3,709,057	1,730,065	None.

4. The proposal to approve and adopt an amendment and restatement of the Company’s 2008 Equity Compensation Plan, as amended and restated, was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
63,121,204	10,664,259	269,277	74,305,079

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 18, 2019	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources, and Corporate Secretary